UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report: December 7, 2011
(Date of earliest event reported)

TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)

(512) 434-5800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held a special meeting of stockholders on December 7, 2011, at which a quorum was present.  The table below sets forth for each matter voted on at that meeting, as certified by the independent inspector of elections, the number of votes cast for and against, as well as the number of abstentions and broker non-votes.

	Matter	For	Against	Abstentions and Broker Non-Votes
1.	Proposal to adopt the Agreement and Plan of Merger dated September 6, 2011, among Temple-Inland Inc., International Paper Company, and Metal Acquisition Inc.	86,908,118	1,412,453	123,617

2.	Proposal to approve, on an advisory (non-binding) basis, the vote on executive compensation based on or related to the merger	51,297,890	35,664,611	1,481,687

3.	Proposal to approve adjournment of the special meeting if necessary or appropriate	74,909,329	13,390,658	144,201

Item 8.01.	Other Events.

On December 7, 2011, we issued a press release relating to the results of the vote at a special meeting of stockholders held on December 7, 2011.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release issued by Temple-Inland Inc. on December 7, 2011, relating to the results of the vote at a special meeting of stockholders held on December 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: December 9, 2011	By:	/s/ Grant F. Adamson
Name: Grant F. Adamson
Title: Chief Governance Officer

EXHIBIT INDEX

Exhibit	Description	Page
99.1	Press release issued by Temple-Inland Inc. on December 7, 2011, relating to the results of the vote at a special meeting of stockholders held on December 7, 2011.	5